Exhibit 99.1

FOR:	Jarden Corporation

CONTACT:	Paul J. Warburg Vice President, Finance 914-967-9400

Investor Relations: Erica Pettit Press: Evan Goetz/ Melissa Kahaly FD 212-850-5600

FOR IMMEDIATE RELEASE

JARDEN REPORTS RECORD SECOND QUARTER 2010 RESULTS

Net Sales Increase 22%, to $1.5 Billion with 9% Organic Growth

Segment Earnings Increase 31% to $192 Million

RYE, N.Y., August 3, 2010 — Jarden Corporation (NYSE: JAH) today reported its financial results for the three and six months ended June 30, 2010.

For the three months ended June 30, 2010, net sales increased 21.9%, with organic growth of 8.7%, to $1.5 billion compared to $1.3 billion for the same period in the previous year. For the three months ended June 30, 2010, the Company recorded net income of $38.4 million, or $0.43 per diluted share, compared to net income of $44.9 million, or $0.53 per diluted share, for the same period in 2009. On a non-GAAP basis, adjusted net income for the three months ended June 30, 2010 was $74.7 million, or $0.83 per diluted share, compared to $51.4 million, or $0.60 per diluted share, for the same period in 2009. The three months ended June 30, 2010 include the results from the Mapa Spontex acquisition since April 1, 2010.

For the six months ended June 30, 2010, net sales increased 13.6% to $2.7 billion compared to $2.4 billion for the same period in the previous year. For the six months ended June 30, 2010, the Company recorded a net loss of $20.6 million, or ($0.23) per share, compared to net income of $53.8 million, or $0.67 per diluted share, in the six months ended June 30, 2009. On a non-GAAP basis, adjusted net income was $96.9 million, or $1.08 per diluted share, for the six months ended June 30, 2010, compared to $69.8 million, or $0.87 per diluted share, for the six months ended June 30, 2009. The six months ended June 30, 2010 include the results from the Mapa Spontex acquisition since April 1, 2010.

Please see the schedule accompanying this release for a reconciliation of non-GAAP segment earnings, adjusted net income, adjusted diluted earnings per share and organic growth to the comparable GAAP measures.

“We continued to demonstrate the strength and resiliency of our leading brands and global operating platform in the second quarter of 2010,” said Martin E. Franklin, Chairman and Chief Executive Officer of Jarden Corporation. “For the second consecutive quarter each segment produced year over year organic growth, led by an exceptional performance in our Outdoor Solutions business with 8.5% organic growth. This broad-based growth was fueled by shelf space gains and strong sell-through on the back of a record level of new product introductions. Our record second quarter segment earnings of $192 million is the result of our continuing significant investment in our brands, which we believe will further strengthen our long-term growth potential.”

Mr. Franklin continued, “Jarden continues to deliver superior performance due to the successful on-going execution of our business strategy. The integration of Mapa Spontex has helped accelerate our international expansion. Retail customers have begun to recognize our acclaimed domestic operating reputation on an international basis, which we believe will enhance our ability to become category leaders in a number of developing markets. Our strategy of supporting market-leading brands with innovative new products continues to position Jarden as a partner of choice with many major retailers and has enabled the Company to continue to produce strong financial results for our shareholders.”

The Company will be holding a conference call at 4:45 p.m. (EDT) today, August 3, 2010, to further discuss its second quarter results. To listen to the call by telephone, please dial 877-857-6161 (domestic) or 719-325-4942 (international) and enter passcode 3661704. The call will be simultaneously webcast at www.jarden.com. Supplemental information can be found in the Investor Relations section of the Company’s website. A replay of the call will be available shortly after completion at the following numbers for three weeks: 888-203-1112 (domestic) or 719-457-0820 (international) and passcode 3661704. A replay of the webcast will also be available at www.jarden.com shortly after the completion of the live webcast.

Jarden Corporation is a leading provider of niche consumer products. Jarden operates in three primary business segments through a number of well recognized brands, including: Outdoor Solutions: Abu Garcia®, Berkley®, Campingaz® and Coleman®, Fenwick®, Gulp! ®, K2®, Marker®, Marmot®, Mitchell®, Penn®, Rawlings®, Shakespeare®, Stearns®, Stren®, Trilene®, Völkl ®, and Zoot®; Consumer Solutions: Bionaire®, Crock-Pot®, FoodSaver®, Health o meter®, Holmes®, Mr. Coffee®, Oster®, Patton®, Rival®, Seal-a-Meal®, Sunbeam®, VillaWare® and White Mountain®; and Branded Consumables: Ball®, Bee®, Bicycle®, Billy Boy®, Crawford®, Diamond®, Dicon®, Fiona®, First Alert®, First Essentials®, Forster®, Hoyle®, Kerr®, Lehigh®, Leslie-Locke®, Lillo®, Loew Cornell®, Mapa®, NUK®, Pine Mountain®, Spontex® and Tigex®. Headquartered in Rye, N.Y., Jarden has over 25,000 employees worldwide. For more information, please visit www.jarden.com.

Note: This news release contains “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s adjusted earnings per share, repurchase of shares of common stock from time to time under the Company’s stock repurchase program, the outlook for the Company’s markets and the demand for its products, estimated sales, segment earnings, earnings per share, cash flows from operations, free cash flow, future revenues and gross, operating and EBITDA margin improvement requirement and expansion, organic growth, the success of new product introductions, growth in costs and expenses, the impact of commodities, currencies and transportation costs and our ability to manage our risk in these areas, and the impact of acquisitions, divestitures, restructurings, and other unusual items, including Jarden’s ability to integrate and obtain the anticipated results and synergies from its consummated acquisitions. These projections and statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the Company’s periodic and other reports filed with the Securities and Exchange Commission.

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In millions, except earnings per share)

	Three months ended
	June 30, 2010			June 30, 2009
	As Reported (GAAP)	Adjustments (1)(3)	Adjusted (non-GAAP) (1)(3)	As Reported (GAAP)	Adjustments (1)(3)	Adjusted (non-GAAP) (1)(3)

Net sales	$1,547.5	$—	$1,547.5	$1,269.7	$—	$1,269.7

Cost of sales	1,135.9	(25.3)	1,110.6	913.3	—	913.3

Gross profit	411.6	25.3	436.9	356.4	—	356.4

Selling, general and administrative expenses	273.9	2.2	276.1	240.7	(3.8)	236.9

Reorganization and acquisition-related integration costs, net	—	—	—	6.0	(5.6)	0.4

Impairment of goodwill and other intangible assets	18.3	(18.3)	—	—	—	—

Operating earnings	119.4	41.4	160.8	109.7	9.4	119.1

Interest expense, net	43.9	—	43.9	38.8	—	38.8

Income before taxes	75.5	41.4	116.9	70.9	9.4	80.3

Income tax provision	37.1	5.1	42.2	26.0	2.9	28.9

Net income	$38.4	$36.3	$74.7	$44.9	$6.5	$51.4

Earnings per share:

Basic	$0.43		$0.84	$0.53		$0.61

Diluted	$0.43		$0.83	$0.53		$0.60

Weighted average shares outstanding:

Basic	89.2		89.2	84.4		84.4

Diluted	90.0		90.0	85.2		85.2

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In millions, except earnings per share)

	Six months ended
	June 30, 2010			June 30, 2009
	As Reported (GAAP)	Adjustments (1)(3)	Adjusted (non-GAAP) (1)(3)	As Reported (GAAP)	Adjustments (1)(3)	Adjusted (non-GAAP) (1)(3)

Net sales	$2,736.6	$—	$2,736.6	$2,408.6	$—	$2,408.6

Cost of sales	2,015.9	(25.3)	1,990.6	1,759.9	—	1,759.9

Gross profit	720.7	25.3	746.0	648.7	—	648.7

Selling, general and administrative expenses	611.7	(101.4)	510.3	469.1	(7.7)	461.4

Reorganization and acquisition-related integration costs, net	—	—	—	18.2	(15.0)	3.2

Impairment of goodwill and other intangible assets	18.3	(18.3)	—	—	—	—

Operating earnings	90.7	145.0	235.7	161.4	22.7	184.1

Interest expense, net	84.1	—	84.1	75.0	—	75.0

Income before taxes	6.6	145.0	151.6	86.4	22.7	109.1

Income tax provision	27.2	27.5	54.7	32.6	6.7	39.3

Net income (loss)	$(20.6)	$117.5	$96.9	$53.8	$16.0	$69.8

Earnings (loss) per share:

Basic	$(0.23)		$1.09	$0.67		$0.87

Diluted	$(0.23)		$1.08	$0.67		$0.87

Weighted average shares outstanding:

Basic	89.2		89.2	79.9		79.9

Diluted	89.2		90.1	80.6		80.6

See Notes to Earnings Release attached

JARDEN CORPORATION

CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions)

	June 30, 2010	June 30, 2009	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$409.9	$626.2	$827.4
Accounts receivable, net	1,052.5	810.1	851.3
Inventories	1,287.5	1,118.5	974.1
Deferred taxes on income	184.8	155.1	153.2
Prepaid expenses and other current assets	161.6	137.3	182.0

Total current assets	3,096.3	2,847.2	2,988.0

Property, plant and equipment, net	631.6	500.8	505.7
Goodwill	1,625.3	1,500.9	1,518.4
Intangible assets, net	1,028.8	943.1	926.8
Other assets	119.0	82.0	84.7

Total assets	$6,501.0	$5,874.0	$6,023.6

Liabilities and stockholders’ equity
Current liabilities:
Short-term debt and current portion of long-term debt	$525.1	$287.7	$520.3
Accounts payable	597.2	415.7	390.7
Accrued salaries, wages and employee benefits	170.6	148.1	162.3
Taxes on income	36.1	22.6	26.6
Other current liabilities	443.8	326.4	384.6

Total current liabilities	1,772.8	1,200.5	1,484.5

Long-term debt	2,362.3	2,445.4	2,145.9
Deferred taxes on income	344.8	232.4	300.9
Other non-current liabilities	337.3	331.9	325.5

Total liabilities	4,817.2	4,210.2	4,256.8

Total stockholders’ equity	1,683.8	1,663.8	1,766.8

Total liabilities and stockholders’ equity	$6,501.0	$5,874.0	$6,023.6

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

	Three months ended		Six months ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Cash flows from operating activities:
Net income (loss)	$38.4	$44.9	$(20.6)	$53.8
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	35.6	31.3	66.5	61.7
Venezuela hyperinflationary and devaluation charges	—	—	78.1	—
Impairment of goodwill and other intangible assets	18.3	—	18.3	—
Other non-cash items	21.1	17.4	3.5	19.3
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(40.3)	83.0	(64.3)	87.1
Inventory	(100.1)	23.3	(206.2)	74.6
Accounts payable	70.0	37.3	141.6	(12.7)
Other current assets and liabilities	30.0	(7.6)	(18.8)	(52.8)

Net cash provided by (used in) operating activities	73.0	229.6	(1.9)	231.0

Cash flows from financing activities:
Net change in short-term debt	(1.9)	(37.4)	7.7	(133.1)
Proceeds from issuance of senior debt	—	292.2	486.1	292.2
Payments on long-term debt	(2.8)	(290.0)	(255.5)	(294.3)
Proceeds from issuance of stock, net of transaction fees	(0.7)	202.7	3.7	202.7
Repurchase of common stock and shares tendered	(20.6)	—	(27.7)	(0.5)
Debt issuance costs	—	(9.8)	(12.6)	(9.8)
Dividends paid	(7.4)	—	(14.1)	—
Other, net	(5.0)	—	(5.0)	—

Net cash provided by (used in) financing activities	(38.4)	157.7	182.6	57.2

Cash flows from investing activities:
Additions to property, plant and equipment	(49.8)	(23.3)	(64.6)	(44.4)
Acquisition of businesses, net of cash acquired	(504.1)	(8.3)	(508.6)	(12.0)
Other	(1.0)	(4.3)	9.0	(4.3)

Net cash used in investing activities	(554.9)	(35.9)	(564.2)	(60.7)

Effect of exchange rate changes on cash and cash equivalents	(20.8)	7.8	(34.0)	5.9

Net increase (decrease) in cash and cash equivalents	(541.1)	359.2	(417.5)	233.4
Cash and cash equivalents at beginning of period	951.0	267.0	827.4	392.8

Cash and cash equivalents at end of period	$409.9	$626.2	$409.9	$626.2

See Notes to Earnings Release attached

JARDEN CORPORATION

NET SALES AND OPERATING EARNINGS BY SEGMENT (Unaudited)

(in millions)

	Outdoor Solutions	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated

Three months ended June 30, 2010
Net sales	$695.8	$381.1	$384.9	$100.0	$(14.3)	$1,547.5	$—	$1,547.5

Segment earnings (loss)	$113.4	$43.4	$55.9	$11.9	$—	$224.6	$(32.6)	$192.0

Adjustments to reconcile to reported operating earnings (loss):
Transaction related items	—	—	—	—	—	—	6.6	6.6
Impairment of goodwill and other intangibles	—	—	(18.3)	—	—	(18.3)	—	(18.3)
Fair value adjustment to inventory	—	—	(25.3)	—	—	(25.3)	—	(25.3)
Depreciation and amortization	(15.7)	(6.7)	(10.0)	(2.9)	—	(35.3)	(0.3)	(35.6)

Operating earnings (loss)	$97.7	$36.7	$2.3	$9.0	$—	$145.7	$(26.3)	$119.4

	Outdoor Solutions	Consumer Solutions (b)	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated

Three months ended June 30, 2009
Net sales	$637.8	$372.2	$203.1	$69.6	$(13.0)	$1,269.7	$—	$1,269.7

Segment earnings (loss)	$90.5	$48.5	$29.2	$8.8	$—	$177.0	$(30.4)	$146.6

Adjustments to reconcile to reported operating earnings (loss):
Reorganization and acquisition-related integration costs, net	(5.6)	—	—	—	—	(5.6)	—	(5.6)
Depreciation and amortization	(16.6)	(6.5)	(5.1)	(2.9)	—	(31.1)	(0.2)	(31.3)

Operating earnings (loss)	$68.3	$42.0	$24.1	$5.9	$—	$140.3	$(30.6)	$109.7

JARDEN CORPORATION

NET SALES AND OPERATING EARNINGS BY SEGMENT (Unaudited)

(in millions)

	Outdoor Solutions	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated

Six months ended June 30, 2010
Net sales	$1,310.0	$718.5	$553.9	$181.7	$(27.5)	$2,736.6	$—	$2,736.6

Segment earnings (loss)	$169.2	$89.5	$72.8	$20.4	$—	$351.9	$(58.5)	$293.4

Adjustments to reconcile to reported operating earnings (loss):
Transaction related items	—	—	—	—	—	—	(14.5)	(14.5)
Venezuela hyperinflationary and devaluation charges	—	—	—	—	—	—	(78.1)	(78.1)
Impairment of goodwill and other intangibles	—	—	(18.3)	—	—	(18.3)	—	(18.3)
Fair value adjustment to inventory	—	—	(25.3)	—	—	(25.3)	—	(25.3)
Depreciation and amortization	(31.6)	(13.6)	(15.0)	(5.8)	—	(66.0)	(0.5)	(66.5)

Operating earnings (loss)	$137.6	$75.9	$14.2	$14.6	$—	$242.3	$(151.6)	$90.7

	Outdoor Solutions	Consumer Solutions (b)	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated

Six months ended June 30, 2009
Net sales	$1,229.1	$708.1	$362.3	$136.1	$(27.0)	$2,408.6	$—	$2,408.6

Segment earnings (loss)	$142.4	$87.3	$44.1	$15.6	$—	$289.4	$(51.3)	$238.1

Adjustments to reconcile to reported operating earnings (loss):
Reorganization and acquisition-related integration costs, net	(15.0)	—	—	—	—	(15.0)	—	(15.0)
Depreciation and amortization	(32.5)	(13.3)	(9.8)	(5.7)	—	(61.3)	(0.4)	(61.7)

Operating earnings (loss)	$94.9	$74.0	$34.3	$9.9	$—	$213.1	$(51.7)	$161.4

(a)	Intersegment sales are recorded at cost plus an agreed-upon intercompany profit on intersegment sales.
(b)	For the three and six months ended June 30, 2009, segment earnings for the Consumer Solutions segment included $0.4 and $3.2 million of restructuring costs, respectively.

Jarden Corporation

Notes to Earnings Release

Note 1: Adjustments relate to items that are excluded from the “As Reported” results to arrive at the “Adjusted” results for the three months ended June 30, 2010 and 2009. For the three months ended June 30, 2010, adjustments to net income consist of $25.3 million of manufacturer’s profit in inventory charged to cost of sales which is the purchase accounting fair value adjustment to inventory primarily associated with the Mapa Spontex acquisition; $18.3 million impairment charge to goodwill and various tradenames within Branded Consumables resulting from the decline in forecasted revenue from a major customer; $10.1 million of mark-to-market net gain primarily associated with the Company’s Euro denominated debt; $3.5 million transaction costs primarily associated with the Mapa Spontex acquisition; and $4.4 million of amortization of acquired intangible assets. Also, included in the adjustments to net income for the three months ended June 30, 2010 is the tax provision adjustment of $5.1 million which reflects the normalization of the adjusted results to the Company’s estimated 36% effective tax rate.

For the three months ended June 30, 2009, adjustments to net income consist of $5.6 million of reorganization and acquisition-related integration costs in the Outdoor Solutions segment and $3.8 million of amortization of acquired intangible assets. Also, included in the adjustments to net income for the three months ended June 30, 2009 is the tax provision adjustment of $2.9 million which reflects the normalization of the adjusted results to the Company’s estimated 36% effective tax rate.

For the six months ended June 30, 2010, adjustments to net income consist of a $25.3 million of manufacturer’s profit in inventory charged to cost of sales which is the purchase accounting fair value adjustment to inventory primarily associated with the Mapa Spontex acquisition; $21.5 million non-cash charge associated with the devaluation of the Venezuelan Bolívar and an additional $56.6 million non-cash charge related to changing the functional currency of the Company’s Venezuela subsidiary from Bolívar to the U.S. dollar in accordance with recent guidance from the SEC; $24.6 million of transaction costs primarily associated with the Mapa Spontex acquisition; $18.3 million impairment charge to goodwill and various tradenames resulting from the decline in forecasted revenue from a major customer; $10.1 million of mark-to-market net gain primarily associated with the Company’s Euro denominated debt; and $8.8 million of amortization of acquired intangible assets. Also, included in the adjustments to net income for the six months ended June 30, 2010 is the tax provision adjustment of $27.5 million which reflects the normalization of the adjusted results to the Company’s estimated 36% effective tax rate.

For the six months ended June 30, 2009, adjustments to net income consist of $15.0 million of reorganization and acquisition-related integration costs in the Outdoor Solutions segment and $7.7 million of amortization of acquired intangible assets. Also, included in the adjustments to net income for the six months ended June 30, 2009 is the tax provision adjustment of $6.7 million which reflects the normalization of the adjusted results to the Company’s estimated 36% effective tax rate.

Note 2: Organic net sales growth is a non-GAAP measure of net sales growth excluding the impacts of foreign exchange and the Mapa Spontex acquisition from year over year comparisons. The Company believes this measure provides investors with a more complete understanding of the underlying sales trends by providing net sales on a consistent basis. Organic net sales growth is also one of the measures used by management to analyze operating performance. The following table provides a reconciliation of organic net sales growth for the three months ended June 30, 2010:

	Outdoor Solutions	Consolidated
Reconciliation of Non-GAAP measure:
Net sales growth	9.1%	21.9%
Foreign exchange impacts	(0.6)%	0.6%
Less: Mapa Spontex acquisition	0.0%	(13.8)%

Organic net sales growth	8.5%	8.7%

Note 3: This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in maintaining and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business performance, and evaluates overall management with respect to such indicators. Additionally, the Company uses non-GAAP financial measures because the Company’s credit agreement provides for certain adjustments in calculations used for determining whether the Company is in compliance with certain credit agreement covenants, including, but not limited to, adjustments relating to non-cash purchase accounting adjustments, non-cash impairment charge of goodwill and other intangibles, certain reorganization and acquisition-related integration costs, transaction costs, non-cash Venezuela hyperinflationary and devaluation charges, mark-to-market net impact on Euro denominated debt, non-cash stock-based compensation costs and loss on early extinguishment of debt. These non-GAAP measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with GAAP.

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